U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 11, 2008

ECCO ENERGY CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

                                                                                                         000-51656                                                                       87-0469497
_________________                                         _________________________
(Commission file number)                                        (I.R.S. Employer Identification No.)

3315 Marquart St.
Suite 206
Houston, Texas 77027
_______________________________
(Address of Principal Executive Offices)

713.771.5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
        CFR 240.14d-2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
       CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On approximately December 1, 2007, ECCO Energy Corp., a Nevada corporation (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Old Jersey Oil Ventures LLC, a New Jersey limited liability company (“Old Jersey”) and Eugene A. Noser, Jr. (“Noser”), who holds of record 100% of the total issued and outstanding interests in Old Jersey (the “Membership Interest”), regarding acquisition by the Company of Old Jersey. In accordance with the terms and provisions of the Share Exchange Agreement, the Company shall acquire from Noser all of his right, title and interest in and to the Membership Interest in exchange for the issuance of 600,000 shares of the Company’s Series C Preferred Stock and 303,936 shares of the Company’s Series D Preferred Stock. See “Section 5. Corporate Governance and Management. Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.”

Old Jersey together with the Moffat Group is the holder of approximately $5,900,000.00 in notes (the “Debt”) payable by VTEX Energy, Inc., a Nevada corporation (“VTEX”), relating to that certain oil, gas and mineral lease no. 1337 located in the State of Louisiana (the “Bateman Lake Field”). Therefore, on January 11, 2008, the Company entered into an assignment of oil, gas and mineral lease (the “VTEX Assignment”) with VTEX pursuant to which VTEX assigned to the Company all of its right, title and interest in and to lease no. 1337 on the Bateman Lake Field in exchange for $1,000.00. Thus, the Company held 100% of the right, title and interest in and to lease no. 1337 on the Bateman Lake Field. The Company also acquired the Debt payable by VTEX to Old Jersey as a result of consummation of the Share Exchange Agreement.

Simultaneously, the Company entered into a farmout agreement dated January 11, 2008 (the “Farmout Agreement”) with an independent oil & gas corporation (IOG), concerning the right, title and interest of the Company in lease no. 1337 on the Bateman Lake Field. In accordance with the terms and provisions of the Farmout Agreement, IOG has the exclusive right, but not the obligation, to re-enter the Bateman Lake Field for the purpose of sidetracking, deepening, working over or recompleting any of the wells situated on the Bateman Lake Field. In accordance with the further terms and provisions of the Farmout Agreement: (i) with regards to well nos. 4, 11, 21 and 26 (the “Partnership Wells”), the Company shall receive a 5% carried interest to the tanks until 120% of payout, at which time such carried interest shall convert to a 25% net profit interest and the Company shall receive a 25% working interest; (ii) with regards to well nos. 9 and 19 formerly operated by VTEX (the “Partnership Retained Wells”), the Company shall retain ownership in the Partnership Retained Wells and rights to any proceeds received for the sale of oil and/or gas to which IOG shall have no rights; (iii) with regards to other workover wells, the Company shall be carried to the tanks to the extent of a 5% working interest in workover operations until 125% of payout and upon 125% of payout, the Company may elect to continue to receive the 5% carried working interest or convert the 5% carried working interest to a 25% working interest; (iv) with regards to other sidetrack wells, the Company shall be carried to the tanks to the extent of a 5% working interest in sidetrack operations until 150% of payout and upon 150% of payout, the Company may elect to continue to receive the 5% carried working interest or convert the 5% carried working interest to a 25% working interest; and (v) the Company shall receive a 25% working interest upon reaching 150% of payout of all costs related to the first three new drill wells.

Upon consummation of the Farmout Agreement: (i) IOG paid an aggregate $750,000 relating to the Debt to the Company; (ii) the Company caused the cancellation of the Debt and any other liens on lease no. 1337; and (iii) the Company entered into an assignment dated January 11, 2008 (the “Company Assignment”) with IOG pursuant to which the Company assigned to IOG all of its right, title and interest in and to lease no. 1337 on the Bateman Lake Field. It is the Company’s intent that the Series C and D Preferred Stock shall be redeem out of future earnings generated from lease no. 1337 on the Bateman Lake Field.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

On approximately March 27, 2008, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series C Preferred Stock designating 450,000 shares of authorized preferred stock as Series C Preferred Stock, with an initial value of $5.00 (the “Initial Value”). The Series C Preferred Stock had been authorized by the Board of Directors of the Corporation as a new series of preferred stock, which ranks on parity with the Series B Preferred Stock. So long as any Series C Preferred Stock is outstanding, the Company is prohibited from issuing any series of stock having rights senior to or ranking on parity with the Series C Preferred Stock without the approval of the holders of 2/3’s of the outstanding Series C Preferred Stock. The holders of the outstanding shares of Series C Preferred Stock shall be entitled to receive in preference to the holders of any other shares of capital stock of the Corporation, cumulative dividends when and as if they may be declared by the Board of Directors at a per share equal to 8% per annum of the Initial Value. Additionally, upon occurrence of a liquidation, dissolution or winding up of the Company, the holder of shares of Series C Preferred Stock will be entitled to receive, before any distribution of assets is made to holders of common stock or any other stock of the Company ranking junior to the Series C Preferred Stock as to dividends or liquidations rights, but only after all distributions to holders of Series C Preferred Stock have been made in an amount per share of Series C Preferred Stock equal to 100% of the Initial Value plus the amount of any accrued but unpaid dividends due for each share of Series C Preferred Stock (the “Liquidation Amount”).  Lastly, upon occurrence of a triggering event (defined as the date when the cumulative market value of production from the property sold or utilized off the premises (after deducting severance, ad valorem and production taxes paid by the Company, plus any royalties, overriding royalties, production payments and similar lease burdens) shall equal the Company’s actual cost of drilling, testing and completing the wells located on the property (including the actual cost of any reworking, deepening or plugging back), plus 100% of the actual cost of operating the well during the payout period), the Company shall have the obligation to redeem on a pro-rata basis for cash in an amount equal to 50.0% of the net proceeds received by the Company from production of the property, all or a portion of the holder’s shares of Series C Preferred Stock at a price per share equal to the liquidation amount. Liquidation amount is generally defined as that amount equal to 100% of the Initial Value plus accrued but unpaid dividends.

On approximately March 27, 2008, the Company filed with the Nevada Secretary of State a Certificate of Designation of Series D Preferred Stock designating 293,692 shares of authorized preferred stock as Series D Preferred Stock, with an initial value of $5.00 (the “Initial Value”). The Series D Preferred Stock had been authorized by the Board of Directors of the Corporation as a new series of preferred stock, which ranks on parity with the Series B and Series C Preferred Stock. So long as any Series B or Series C Preferred Stock is outstanding, the Company is prohibited from issuing any series of stock having rights senior to or ranking on parity with the Series D Preferred Stock without the approval of the holders of 2/3’s of the outstanding Series D Preferred Stock. The holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive in preference to the holders of any other shares of capital stock of the Corporation, cumulative dividends when and as if they may be declared by the Board of Directors at a per share equal to 8% per annum of the Initial Value. Additionally, upon occurrence of a liquidation, dissolution or winding up of the Company, the holder of shares of Series D Preferred Stock will be entitled to receive, before any distribution of assets is made to holders of common stock or any other stock of the Company ranking junior to the Series B or Series C Preferred Stock as to dividends or liquidations rights, but only after all distributions to holders of Series B or Series C Preferred Stock have been made in an amount per share of Series B or Series C Preferred Stock equal to 100% of the Initial Value plus the amount of any accrued but unpaid dividends due for each share of Series B or Series C Preferred Stock (the “Liquidation Amount”). Lastly, upon occurrence of a triggering event (defined as the date on which the Company first received proceeds), the Company shall have the obligation to redeem on a pro-rata basis for cash in an amount equal to 29.70% of all proceeds received by the Company under the provisions of the Farmout Agreement, all or a portion of the holder’s shares of Series D Preferred Stock at a price per share equal to the liquidation amount. Liquidation amount is generally defined as that amount equal to 100% of the Initial Value plus accrued but unpaid dividends.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits

     10.1 Share Exchange Agreement dated December 1, 2007 among ECCO Energy Corp. and Old Jersey Oil Ventures LLC and Eugene A. Noser.

     10.2 Assignment dated January 11, 2008 between VTEX Energy Inc. and ECCO Energy Corp.

3.1	First Amended Certificate of Designation of Series C Convertible Preferred Stock.

     3.2. First Amended Certificate of Designation of Series D Convertible Preferred Stock.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECCO Energy Corp.

Date:  April 11, 2008                                         By: /s/ Samuel Skipper

Samuel Skipper
President/CEO